	Deal Name		Data	%
Loan Balance Distribution	$ 0-25,000	# & %	5,116,821.77	0.353
	$ 25,001-50,000	# & %	33,359,244.19	2.304
	$ 50,001-75,000	# & %	58,209,258.26	4.020
	$ 75,001-100,000	# & %	62,605,078.56	4.324

Please populate column D (&E) with the corresponding pool
characteristics in Column B.
-For values in currency format, omit $.
-For values in percentage format, provide data to 3 decimal
places and omit %.
-For WAC Net Rate, subtract servicing fee, trustee fee, and
initial MI fee.

		Number of		Avg. Loan		% of Total			% Owner	%	%
Product Type	WA IO Term	Loans	Loan Balance	Balance	% of Total IO	Pool	WA FICO	WA CLTV	Occupied	Purchase	Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO
2/28 ARM 36 Month IO
2/28 ARM 60 Month IO	60	892	271,667,148.51	304,559.58	80.72	18.76	669	81.30	98.01	61.30	0.07	39.21	41.83
2/28 ARM 120 Month IO	120	70	20,593,716.47	294,195.95	6.12	1.42	663	81.03	98.12	71.44	0.00	39.06	43.97
3/27 ARM 24 Month IO
3/27 ARM 36 Month IO
3/27 ARM 60 Month IO	60	42	13,656,558.31	325,156.15	4.06	0.94	690	82.59	91.20	53.97	0.00	38.36	57.18
5/25 ARM 60 Month IO	60	89	27,353,702.81	307,344.98	8.13	1.89	676	81.64	97.52	46.70	0.47	36.59	51.90
30 Fixed IO
15 Fixed IO
Other IO	120	13	3,293,288.00	253,329.85	0.98	0.23	659	80.57	100.00	52.45	0.00	43.85	39.63
Totals:	64	1,106	336,564,414.10	304,307.79	100.00	23.24	670	81.35	97.72	60.35	0.10	39.00	43.38

Please fill out chart with the
appropriate characteristics for
each rep line. Please note '% of
total IO' should add up to 100%.
Columns G, I, J, L, and M refer to
% within the specific product
type so they should not sum to
100%.

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%		3.00%	3.50%	4.00%	4.50%	5.00%
2/28 ARM 24 Month IO
2/28 ARM 36 Month IO
2/28 ARM 60 Month IO	859,519.31	3,350,659.14	213,750.00		0.00	266,463,379.79	0.00	0.00	0.00	0.00
2/28 ARM 120 Month IO	0.00	349,949.54	0.00		0.00	20,243,766.93	0.00	0.00	0.00	0.00
3/27 ARM 24 Month IO
3/27 ARM 36 Month IO
3/27 ARM 60 Month IO	0.00	0.00	0.00		0.00	13,656,558.31	0.00	0.00	0.00	0.00
5/25 ARM 60 Month IO	0.00	288,000.00	0.00		0.00	661,076.84	0.00	0.00	0.00	26,404,625.97
Other IO	0.00	0.00	0.00		0.00	2,744,960.00	0.00	0.00	0.00	548,328.00
859,519.31		3,988,608.68	213,750.00	0.00		303,769,741.87	0.00	0.00	0.00	26,952,953.97

Please fill out with total
value dollars for loans in
the pool that fall into teach cell of the matrix.